Exhibit 99.1

News Release

Abbott Reports First-Quarter 2017 Results

•                  FIRST-QUARTER GAAP EPS FROM CONTINUING OPERATIONS OF $0.22; ADJUSTED EPS FROM CONTINUING OPERATIONS OF $0.48, ABOVE PREVIOUS GUIDANCE RANGE OF $0.42 TO $0.44

•                  FIRST-QUARTER REPORTED SALES GROWTH OF 29.7 PERCENT; COMPARABLE OPERATIONAL SALES GROWTH OF 3.2 PERCENT

•                  FULL-YEAR 2017 EPS GUIDANCE RANGE FOR CONTINUING OPERATIONS REMAINS UNCHANGED

•                  COMPLETED ACQUISITION OF ST. JUDE MEDICAL, CREATING A PREMIER MEDICAL DEVICE LEADER

ABBOTT PARK, Ill., April 19, 2017 — Abbott today announced financial results for the first quarter ended March 31, 2017.

•                  Reported diluted EPS from continuing operations under GAAP was $0.22 in the first quarter.  Excluding specified items, adjusted diluted EPS from continuing operations was $0.48 in the first quarter, above the previous guidance range of $0.42 to $0.44.

•                  First-quarter worldwide sales of $6.3 billion increased 29.7 percent on a reported basis and 3.2 percent on a comparable operational* basis.

•                  On Jan. 4, 2017, Abbott completed the acquisition of St. Jude Medical, establishing the company as a leader in the broad medical device arena and providing expanded opportunities for future growth.

•                  In the first quarter, Abbott received FDA approval for MRI-conditional labeling for both the Assurity MRITM pacemaker and the TendrilTM MRI pacing lead. Abbott submitted for FDA approval of MRI-conditional labeling for its EllipseTM implantable cardioverter defibrillator (ICD) system.

•                  In January, Abbott initiated the U.S. launch of its new Ensite PrecisionTM cardiac mapping system, which helps physicians more effectively treat patients experiencing arrhythmias in the heart, and initiated the international launch of its new AlinityTM diagnostics systems.

•                  In February, Abbott released real-world data from more than 50,000 users of its sensor-based FreeStyle® Libre glucose monitoring system. The data showed that FreeStyle Libre use was associated with higher frequency of glucose testing and better diabetes outcomes, including improved control of glucose levels.

“Our first quarter results reflect a strong start to the year,” said Miles D. White, chairman and chief executive officer, Abbott. “The integration of St. Jude is going well and recently launched products are contributing to double-digit sales growth across several areas of our Medical Devices business.”

—more—

* See note on comparable operational growth on the next page.

FIRST-QUARTER BUSINESS OVERVIEW

Note: Management believes that measuring sales growth rates on a comparable operational basis is an appropriate way for investors to best understand the underlying performance of the business.

Comparable operational sales growth excludes the impact of exchange and for Total Abbott and Medical Devices, also includes prior year results for St. Jude Medical, which was acquired on Jan. 4, 2017, and excludes prior year and current year results for the Abbott Medical Optics (AMO) and St. Jude Medical vascular closure businesses, which were divested during the first quarter 2017. Comparable operational sales growth also reflects a reduction to St. Jude Medical’s historic sales related to administrative fees paid to conform to Abbott’s presentation, as further described in Form 8-K issued on April 18, 2017.

Following are sales by business segment and commentary for the first quarter:

Total Company

($ in millions)

				% Change vs. 1Q16
	Sales 1Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total *	2,324	4,011	6,335	51.8	19.6	29.7	3.9	2.8	3.2
Nutrition	730	912	1,642	1.6	(4.3)	(1.7)	1.6	(3.0)	(1.0)
Diagnostics	371	787	1,158	9.4	1.1	3.6	9.4	2.6	4.7
Established Pharmaceuticals	—	950	950	n/a	7.0	7.0	n/a	5.7	5.7
Medical Devices	1,136	1,259	2,395	144.0	72.2	100.2	3.6	5.4	4.5

n/a = Not Applicable.

* In 2017, Total Abbott sales from continuing operations include Other Sales of $190 million, including sales of $175 million from the AMO business, which was divested during the first quarter 2017. In 2016, the AMO business was reported as part of the Medical Devices group. Comparable operational growth rates above exclude results from the AMO business.

Note: In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

First-quarter 2017 worldwide sales of $6.3 billion increased 29.7 percent on a reported basis. On a comparable operational basis, worldwide sales increased 3.2 percent. Refer to page 13 for a reconciliation of comparable historical revenue.

Nutrition

($ in millions)

				% Change vs. 1Q16
	Sales 1Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	730	912	1,642	1.6	(4.3)	(1.7)	1.6	(3.0)	(1.0)
Pediatric	432	495	927	7.3	(12.2)	(4.1)	7.3	(10.8)	(3.3)
Adult	298	417	715	(5.6)	7.3	1.5	(5.6)	8.3	2.0

Worldwide Nutrition sales decreased 1.7 percent on a reported basis in the first quarter, including an unfavorable 0.7 percent effect of foreign exchange, and decreased 1.0 percent on an operational basis.

Worldwide Pediatric Nutrition sales decreased 4.1 percent on a reported basis in the first quarter, including an unfavorable 0.8 percent effect of foreign exchange, and decreased 3.3 percent on an operational basis. In the U.S., above-market sales growth was led by continued uptake of several recently launched infant formula products. International sales declined 12.2 percent on a reported basis and 10.8 percent on an operational basis. As expected, challenging conditions in the Chinese infant formula market continued to impact international performance.

Worldwide Adult Nutrition sales increased 1.5 percent on a reported basis in the first quarter, including an unfavorable 0.5 percent effect of foreign exchange, and increased 2.0 percent on an operational basis. Strong performance in international Adult Nutrition, led by continued growth of Ensure® and Glucerna® in Latin America and other priority geographies, was partially offset by lower than expected performance in the U.S.

Diagnostics

($ in millions)

				% Change vs. 1Q16
	Sales 1Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	371	787	1,158	9.4	1.1	3.6	9.4	2.6	4.7
Core Laboratory	216	695	911	13.8	—	3.0	13.8	1.8	4.3
Molecular	45	67	112	(4.1)	10.0	3.9	(4.1)	10.0	3.9
Point of Care	110	25	135	7.3	8.3	7.5	7.3	8.7	7.5

Worldwide Diagnostics sales increased 3.6 percent on a reported basis in the first quarter, including an unfavorable 1.1 percent effect of foreign exchange, and increased 4.7 percent on an operational basis. Excluding the impact of Venezuelan operations, Diagnostics sales would have increased 5.3 percent on a reported basis and 6.4 percent on an operational basis in the first quarter.

Core Laboratory Diagnostics sales increased 3.0 percent on a reported basis in the first quarter, including an unfavorable 1.3 percent effect of foreign exchange, and increased 4.3 percent on an operational basis. During the quarter, Abbott initiated the international launch of “Alinity s” for blood and plasma screening, “Alinity c” for clinical chemistry and “Alinity i” for immunoassay diagnostics. The new Alinity family of harmonized systems provides high quality results and is designed to be more efficient — running more tests in less space, generating test results faster and minimizing human errors.

Molecular Diagnostics sales increased 3.9 percent on both a reported and operational basis in the first quarter. Continued strong growth in infectious disease testing, Abbott’s core area of focus in the molecular diagnostics market, was primarily offset by its planned scale down in other testing areas.

Point of Care Diagnostics sales increased 7.5 percent on both a reported and operational basis in the first quarter. Sales growth in the quarter was led by continued adoption of Abbott’s i-STAT® handheld system in the U.S. and strong growth internationally.

Established Pharmaceuticals

($ in millions)

				% Change vs. 1Q16
	Sales 1Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	—	950	950	n/a	7.0	7.0	n/a	5.7	5.7
Key Emerging Markets	—	730	730	n/a	15.2	15.2	n/a	12.5	12.5
Other	—	220	220	n/a	(13.4)	(13.4)	n/a	(11.3)	(11.3)

Established Pharmaceuticals sales increased 7.0 percent on a reported basis in the first quarter, including a favorable 1.3 percent effect of foreign exchange, and increased 5.7 percent on an operational basis. Excluding the impact of Venezuelan operations, which is included in Other, Established Pharmaceuticals sales would have increased 13.0 percent on a reported basis and 11.7 percent on an operational basis in the first quarter.

Key Emerging Markets include Brazil, Russia, India and China, along with several additional emerging countries that represent the most attractive long-term growth opportunities for Abbott’s branded generics product portfolio. Sales in these key geographies increased 15.2 percent on a reported basis and 12.5 percent on an operational basis in the first quarter. Abbott continues to achieve above-market growth in several key geographies driven by commercial initiatives and locally relevant portfolio expansion.

Medical Devices

($ in millions)

				% Change vs. 1Q16
	Sales 1Q17			Reported			Comparable Operational
	U.S.	Int’l	Total	U.S.	Int’l	Total	U.S.	Int’l	Total
Total	1,136	1,259	2,395	144.0	72.2	100.2	3.6	5.4	4.5
Cardiovascular and Neuromodulation	1,061	1,042	2,103	267.5	163.0	207.0	3.3	1.4	2.4
Rhythm Management	260	251	511	n/m	n/m	n/m	(17.8)	(4.1)	(11.6)
Electrophysiology	145	171	316	n/m	n/m	n/m	10.1	11.6	10.9
Heart Failure	109	33	142	n/m	n/m	n/m	(10.1)	5.1	(6.9)
Vascular	304	399	703	20.7	14.2	16.9	6.1	(4.0)	0.1
Structural Heart	107	149	256	220.4	221.5	221.0	22.1	11.3	15.5
Neuromodulation	136	39	175	n/m	n/m	n/m	62.4	22.8	51.5
Diabetes Care	75	217	292	8.2	25.0	20.2	8.2	28.8	22.9

n/m = Percent change is not meaningful.

Worldwide Medical Devices sales increased 100.2 percent on a reported basis in the first quarter. On a comparable operational basis, sales increased 4.5 percent. Refer to page 13 for a reconciliation of comparable historical revenue.

Worldwide sales of Cardiovascular and Neuromodulation products increased 207.0 percent on a reported basis in the first quarter. On a comparable operational basis, sales increased 2.4 percent. Sales growth in the quarter was led by double-digit growth in Electrophysiology, Structural Heart, and Neuromodulation. In Electrophysiology, Abbott initiated the U.S. launch of its Ensite Precision cardiac mapping system in the first quarter. Growth in Structural Heart was driven by continued double-digit growth of MitraClip®, Abbott’s market-leading device for the treatment of mitral regurgitation, and continued international uptake of Abbott’s PorticoTM device used in treating aortic valve disease and AmplatzerTM AmuletTM used to reduce the risk of stroke by preventing clotting in the left atrial appendage of the heart. In Neuromodulation, strong double-digit growth on a comparable basis was led by several recently launched products for the treatment of chronic pain and movement disorders. As expected, Rhythm Management sales in the U.S. were impacted by continued competitive dynamics in the MRI-conditional category of products. In the quarter, Abbott received FDA approval for MRI-conditional labeling for its Assurity MRI pacemaker and Tendril MRI pacing lead and submitted for FDA approval of MRI-conditional labeling for its Ellipse implantable cardioverter defibrillator (ICD) system, which includes the Tendril MRI pacing lead, and the DurataTM and OptisureTM defibrillation leads.

Worldwide Diabetes Care sales increased 20.2 percent on a reported basis in the first quarter, including an unfavorable 2.7 percent effect of foreign exchange, and increased 22.9 percent on an operational basis. Strong double-digit international sales growth was led by continued consumer uptake of FreeStyle Libre, Abbott’s revolutionary continuous glucose monitoring system. In February, at the Advanced Technologies and Treatments for Diabetes conference, Abbott presented real-world data from more than 50,000 Libre users in Europe. The data demonstrated that FreeStyle Libre users checked their glucose levels an average of 16.3 times per day, more than 3 times the minimum guidelines for traditional finger stick testing. The data also showed that a higher frequency of testing was associated with better diabetes outcomes, including improved glucose levels and a reduction in hypoglycemia.

ABBOTT’S FULL-YEAR EARNINGS-PER-SHARE GUIDANCE REMAINS UNCHANGED

Abbott continues to project earnings per share from continuing operations under Generally Accepted Accounting Principles (GAAP) of $0.92 to $1.02, including amortization and integration expenses related to the acquisition of St. Jude Medical. Projected adjusted diluted earnings per share from continuing operations remains unchanged at $2.40 to $2.50 for the full year 2017.

Abbott forecasts net specified items for the full year 2017 of approximately $1.48 per share. Specified items include acquisition-related expenses, intangible amortization expense, charges associated with cost reduction initiatives and other expenses, partially offset by a gain on the sale of the AMO business.

ABBOTT DECLARES 373RD QUARTERLY DIVIDEND

On Feb. 17, 2017, the board of directors of Abbott declared the company’s quarterly dividend of $0.265 per share. Abbott’s cash dividend is payable May 15, 2017, to shareholders of record at the close of business on April 14, 2017.

Abbott has increased its dividend payout for 45 consecutive years and is a member of the S&P 500 Dividend Aristocrats Index, which tracks companies that have annually increased their dividend for at least 25 consecutive years.

About Abbott:

Abbott is a global healthcare company devoted to improving life through the development of products and technologies that span the breadth of healthcare. With a portfolio of leading, science-based offerings in diagnostics, medical devices, nutritionals and branded generic pharmaceuticals, Abbott serves people in more than 150 countries and employs approximately 94,000 people.

Visit Abbott at www.abbott.com and connect with us on Twitter at @AbbottNews.

Abbott will webcast its live first-quarter earnings conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the call will be available later that day.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott’s operations are discussed in Item 1A, “Risk Factors”  to our Annual Report on Securities and Exchange Commission Form 10-K for the year ended Dec. 31, 2016, and are incorporated by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial:

Scott Leinenweber, (224) 668-0791

Michael Comilla, (224) 668-1872

Jeffrey Byrne, (224) 668-8808

Abbott Media:

Darcy Ross, (224) 667-3655

Elissa Maurer, (224) 668-3309

Abbott Laboratories and Subsidiaries

Condensed Consolidated Statement of Earnings

First Quarter Ended March 31, 2017 and 2016

(in millions, except per share data)

(unaudited)

	1Q17	1Q16	% Change
Net Sales	$6,335	$4,885	29.7

Cost of products sold, excluding amortization expense	3,044	2,140	42.2
Amortization of intangible assets	522	144	n/m
Research and development	547	379	44.5
Selling, general, and administrative	2,424	1,698	42.8
Total Operating Cost and Expenses	6,537	4,361	49.9

Operating earnings (loss)	(202)	524	n/m

Interest expense, net	204	25	n/m
Net foreign exchange (gain) loss	(16)	478	n/m	1)
Other (income) expense, net	(1,126)	19	n/m	2)
Earnings from Continuing Operations before taxes	736	2	n/m

Tax (benefit) expense on Earnings from Continuing Operations	350	(54)	n/m	3)
Earnings from Continuing Operations	386	56	n/m

Earnings from Discontinued Operations, net of taxes	33	244	(86.3)
Gain on Sale of Discontinued Operations, net of taxes	—	16	n/m
Net Earnings from Discontinued Operations, net of taxes	33	260	(87.1)	4)

Net Earnings	$419	$316	32.5

Net Earnings from Continuing Operations, excluding Specified Items, as described below	$843	$615	37.2	5)

Diluted Earnings per Common Share from:

Continuing Operations	$0.22	$0.04	n/m

Discontinued Operations	0.02	0.17	(88.2)	4)

Total	$0.24	$0.21	14.3

Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, as described below	$0.48	$0.41	17.1	5)

Average Number of Common Shares Outstanding Plus Dilutive Common Stock Options	1,735	1,484

NOTES:

See tables on page 11 for an explanation of certain non-GAAP financial information.

n/m = Percent change is not meaningful.

See footnotes on the following page.

1)             2016 Net foreign exchange loss includes a loss of $477 million related to the revaluation of Abbott’s net monetary assets in Venezuela using the Dicom exchange rate, which is the Venezuelan government’s official floating exchange rate.

2)             2017 Other (income) expense, net includes a pretax gain of $1.151 billion from the sale of the AMO business.

3)             2017 Tax (benefit) expense on Earnings from Continuing Operations includes the tax associated with a $1.151 billion pretax gain on the sale of the AMO business.

2016 Tax (benefit) expense on Earnings from Continuing Operations includes the impact of a net tax benefit of approximately $140 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

4)             2017 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes reflect the impact of a net tax benefit of $33 million as a result of the resolution of various tax positions from prior years.

2016 Earnings and Diluted Earnings per Common Share from Discontinued Operations, net of taxes reflect the impact of a net tax benefit of $247 million as a result of the resolution of various tax positions from prior years.

5)             2017 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $457 million, or $0.26 per share, for intangible amortization expense and other expenses primarily associated with acquisitions and restructuring actions, partially offset by a gain on the sale of the AMO business.

2016 Net Earnings and Diluted Earnings per Common Share from Continuing Operations, excluding Specified Items, excludes net after-tax charges of $559 million, or $0.37 per share, for intangible amortization expense, the foreign exchange loss related to Venezuela, and other expenses primarily associated with cost reduction initiatives and acquisitions, partially offset by the favorable impact of a net tax benefit as a result of the resolution of various tax positions from prior years.

NON-GAAP RECONCILIATION OF FINANCIAL INFORMATION FROM CONTINUING OPERATIONS

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Financial Information From Continuing Operations

First Quarter Ended March 31, 2017 and 2016

(in millions, except per share data)

(unaudited)

	1Q17
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$522	$(522)	—
Gross Margin	2,769	984	$3,753	59.2%
R&D	547	(40)	507	8.0%
SG&A	2,424	(367)	2,057	32.5%
Interest expense, net	204	(17)	187
Other (income) expense, net	(1,126)	1,134	8
Earnings from Continuing Operations before taxes	736	274	1,010
Taxes on Earnings from Continuing Operations	350	(183)	167
Net Earnings from Continuing Operations	386	457	843
Diluted Earnings per Share from Continuing Operations	$0.22	$0.26	$0.48

Specified items reflect intangible amortization expense of $522 million and other expenses of $903 million, primarily associated with acquisitions, including approximately $390 million of inventory step-up amortization related to St. Jude Medical, charges related to restructuring actions and other expenses, partially offset by a gain of $1.151 billion from the sale of the AMO business.

	1Q16
	As Reported (GAAP)	Specified Items	As Adjusted	% to Sales

Intangible Amortization	$144	$(144)	—
Gross Margin	2,601	172	$2,773	56.8%
R&D	379	(45)	334	6.8%
SG&A	1,698	(43)	1,655	33.9%
Interest expense, net	25	(12)	13
Net foreign exchange (gain) loss	478	(477)	1
Other (income) expense, net	19	(4)	15
Earnings from Continuing Operations before taxes	2	753	755
Taxes on Earnings from Continuing Operations	(54)	194	140
Net Earnings from Continuing Operations	56	559	615
Diluted Earnings per Share from Continuing Operations	$0.04	$0.37	$0.41

Specified items reflect intangible amortization expense of $144 million, the impact of the foreign exchange loss in Venezuela of $477 million, and other expenses of $132 million, primarily associated with cost reduction initiatives and acquisitions, partially offset by a net tax benefit of approximately $140 million as a result of the resolution of various tax positions from prior years.

RECONCILIATION OF TAX RATE FOR CONTINUING OPERATIONS

A reconciliation of the first-quarter tax rates for continuing operations for 2017 and 2016 is shown below:

	1Q17
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$736	$350	47.6%	1)
Specified items	274	(183)
Excluding specified items	$1,010	$167	16.5%

	1Q16
($ in millions)	Pre-Tax Income	Taxes on Earnings	Tax Rate
As reported (GAAP)	$2	$(54)	n/m	2)
Specified items	753	194
Excluding specified items	$755	$140	18.6%

1)             Reported tax rate on a GAAP basis for 2017 includes the impact of taxes associated with a $1.151 billion pretax gain on the sale of the AMO business.

2)             Reported tax rate on a GAAP basis for 2016 includes the impact of a net tax benefit of approximately $140 million as a result of the resolution of various tax positions from prior years, partially offset by the unfavorable impact of non-deductible foreign exchange losses related to Venezuela.

Abbott Laboratories and Subsidiaries

Non-GAAP Reconciliation of Comparable Historical Revenue

First Quarter Ended March 31, 2017 and 2016

($ in millions) (unaudited)

	1Q17			1Q16				% Change vs. 1Q16
	Abbott	Divested	Comparable	Abbott	Acquired St. Jude		Comparable		Comparable
	Reported	Businesses a)	Revenue	Reported	Business b)	AMO	Revenue	Reported	Reported	Operational c)

Total Company	6,335	(187)	6,148	4,885	1,373	(269)	5,989	29.7	2.6	3.2
U.S.	2,324	(84)	2,240	1,531	733	(108)	2,156	51.8	3.9	3.9
Int’l	4,011	(103)	3,908	3,354	640	(161)	3,833	19.6	2.0	2.8

Total Medical Devices	2,395	(12)	2,383	1,197	1,373	(269)	2,301	100.2	3.6	4.5
U.S.	1,136	(6)	1,130	466	733	(108)	1,091	144.0	3.6	3.6
Int’l	1,259	(6)	1,253	731	640	(161)	1,210	72.2	3.6	5.4

Cardiovascular and Neuromodulation	2,103	(12)	2,091	685	1,373	—	2,058	207.0	1.6	2.4
U.S.	1,061	(6)	1,055	289	733	—	1,022	267.5	3.3	3.3
Int’l	1,042	(6)	1,036	396	640	—	1,036	163.0	—	1.4

Rhythm Management	511	—	511	—	582	—	582	n/m	(12.2)	(11.6)
U.S.	260	—	260	—	317	—	317	n/m	(17.8)	(17.8)
Int’l	251	—	251	—	265	—	265	n/m	(5.5)	(4.1)

Electrophysiology	316	—	316	4	281	—	285	n/m	10.7	10.9
U.S.	145	—	145	4	128	—	132	n/m	10.1	10.1
Int’l	171	—	171	—	153	—	153	n/m	11.1	11.6

Heart Failure	142	—	142	—	154	—	154	n/m	(7.4)	(6.9)
U.S.	109	—	109	—	121	—	121	n/m	(10.1)	(10.1)
Int’l	33	—	33	—	33	—	33	n/m	2.7	5.1

Vascular	703	(12)	691	601	96	—	697	16.9	(0.8)	0.1
U.S.	304	(6)	298	252	29	—	281	20.7	6.1	6.1
Int’l	399	(6)	393	349	67	—	416	14.2	(5.5)	(4.0)

Structural Heart	256	—	256	80	144	—	224	221.0	14.2	15.5
U.S.	107	—	107	33	54	—	87	220.4	22.1	22.1
Int’l	149	—	149	47	90	—	137	221.5	9.1	11.3

Neuromodulation	175	—	175	—	116	—	116	n/m	51.0	51.5
U.S.	136	—	136	—	84	—	84	n/m	62.4	62.4
Int’l	39	—	39	—	32	—	32	n/m	21.2	22.8

a)                  Reflects sales related to the AMO and St. Jude Medical vascular closure businesses prior to divesting in the first quarter 2017.

b)                  Reflects reported actuals for St. Jude Medical, excluding results from the vascular closure business, as well as a reduction to St. Jude Medical sales related to the reclassification of fees paid to group purchasing organizations from the Selling, general, and administrative line.

c)                   In order to compute results excluding the impact of exchange rates, current year U.S. dollar sales are multiplied or divided, as appropriate, by the current year average foreign exchange rates and then those amounts are multiplied or divided, as appropriate, by the prior year average foreign exchange rates.

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